                                                                      Exhibit 21

                                 DEERE & COMPANY
                          AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                             As of October 31, 1993


     Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.


                                                             Organized
                                                             under the
Name of subsidiary                                            laws of
- ------------------                                           ---------
Subsidiaries included in consolidated
   financial statements *
      John Deere Industrial Equipment Company. . . . . . .   Delaware
      John Deere Limited . . . . . . . . . . . . . . . . .   Canada
      John Deere - Lanz Verwaltungs A.G. (99.9% owned by
         Deere & Company). . . . . . . . . . . . . . . . .   Germany
      John Deere S.A.. . . . . . . . . . . . . . . . . . .   France
      John Deere Iberica S.A.. . . . . . . . . . . . . . .   Spain
      John Deere Intercontinental GmbH (Germany) . . . . .   Germany
      Chamberlain Holdings Limited (Australia) . . . . . .   Australia
      John Deere Limited Australia . . . . . . . . . . . .   Australia
      John Deere Power Products, Inc.. . . . . . . . . . .   Tennessee
      John Deere Foreign Sales Corporation Limited . . . .   Jamaica
      John Deere Credit Company. . . . . . . . . . . . . .   Delaware
      John Deere Capital Corporation . . . . . . . . . . .   Delaware
      John Deere Finance Limited . . . . . . . . . . . . .   Canada
      John Deere Receivables, Inc. . . . . . . . . . . . .   Nevada
      Deere Credit, Inc. . . . . . . . . . . . . . . . . .   Delaware
      Deere Credit Services, Inc.. . . . . . . . . . . . .   Delaware
      John Deere Insurance Group, Inc. . . . . . . . . . .   Delaware
      John Deere Insurance Company of Canada . . . . . . .   Canada
      Rock River Insurance Company . . . . . . . . . . . .   Illinois
      John Deere Life Insurance Company. . . . . . . . . .   Illinois
      Sierra General Life Insurance Company. . . . . . . .   Nevada
      Tahoe Insurance Company. . . . . . . . . . . . . . .   Nevada
      John Deere Insurance Company . . . . . . . . . . . .   Illinois
      John Deere Health Care, Inc. . . . . . . . . . . . .   Delaware
      Heritage National Healthplan, Inc. . . . . . . . . .   Illinois
      Heritage National Healthplan Services, Inc.. . . . .   Delaware
      Heritage National Healthplan of Tennessee, Inc.. . .   Tennessee

- ---------
* Twenty-one consolidated subsidiaries and sixteen unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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